UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2006

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into Material Definitive Agreement.

On June 23, 2006, the Compensation/Management Development Committee of the Board of Directors of Quaker Chemical Corporation (the “Company”) granted restricted stock awards to the following executive officers. The grants were made to the following officers pursuant to the Company’s 2006 Long-Term Performance Incentive Plan and a Form of Restricted Stock Award Agreement:

Name and Title	Shares
Neal E. Murphy Vice President and Chief Financial Officer	10,000

D. Jeffry Benoliel Vice President, Secretary and General Counsel	7,500

Under the Form of Restricted Stock Award Agreement, the restricted stock vests in three separate installments of 50% on June 23, 2009, 25% on June 23, 2010, and 25% on June 23, 2011. Unvested shares of restricted stock are forfeited upon the recipient’s termination of employment with the Company, except in certain circumstances.

The Form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10	Form of Restricted Stock Award Agreement with executive officers and other employees used in connection with the Quaker Chemical Corporation 2006 Long-Term Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: June 27, 2006	By:	/s/ NEAL E. MURPHY
Neal E. Murphy Vice President and Chief Financial Officer